Exhibit 10(g)11

                            Amendment

                               To

                        Service Agreement


     The parties hereto do hereby stipulated and agree that the SERVICE AGREEMENT entered into by and between them under date of April 1, 1963, and as heretofore amended on January 1, 1972, April 27, 1984, August 1, 1988, and January 28, 1991, be and the same hereby is further amended by substituting for Exhibit II to the SERVICE AGREEMENT, the attached revised Exhibit II. The effective date of this amendment is January 1, 1992.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed this 23rd day of April, 1992.




                              ENTERGY SERVICES, INC.



                              By:     /s/ Lee W. Randall
                              Title:  Vice President


                              CLIENT COMPANY

                              New Orleans Public Service Inc.

                              By:     /s/ Michael B. Bemis
                              Title:  President

                                                    EXHIBIT II

  METHODS OF ALLOCATING COSTS AMONG CLIENT COMPANIES RECEIVING
     SERVICE UNDER THIS AND SIMILAR SERVICE AGREEMENTS WITH
                ENTERGY SERVICES, INC. (SERVICES)
                        (January 1, 1992)


1. The costs of rendering service by Services will include all costs of doing business including interest on debt but excluding a return for the use of Services' initial equity capital amounting to $20,000.

2. (a) Services will maintain a separate record of the expenses of each department. The expenses of each department will include:

         (i) those expenses that are directly attributable to such department, and

         (ii) an appropriate portion of those office and housekeeping expenses that are not directly attributable to a department but which are necessary to the operation of such department.

     (b) Expenses of the department will include salaries and wages of employees, including social security taxes, vacations, paid absences, sickness, employee disability expenses, and other employee welfare expenses, rent and utilities, materials and supplies, depreciation, and all other expenses attributable to the department.

     (c) Departmental expenses will be categorized into one of two classes:

         (i) those expenses which are directly attributable to specific services rendered to a Client Company or group of Client Companies (Departmental Direct Costs), and

         (ii) those expenses which are attributable to the overall operation of the department and not to a specific service provided to Client Companies (Departmental Indirect Costs).

         Departmental Indirect Costs include:

         (1) Administrative labor costs associated with office and general service employees described in Section 3(a). This would include not only the salaries and wages of these employees but also other related employment costs described in Section 2(b) above.

         (2)  Occupancy costs including rent and utilities.

         (3)  Depreciation.

         (4)  Materials and supplies, telephone use, postage, etc.

         (5)  Other costs attributable to a department.

     (d) The indirect expenses of the department will not include:

         (i) those incremental out-of-pocket expenses that are incurred for the direct benefit and convenience of a Client Company or a group of Client Companies and are to be directly charged to such Client Company or group of Client Companies; and

         (ii) Services' overhead expenses that are attributable to maintaining the corporate existence of Services, franchise and other general taxes, and all other incidental overhead expenses including those auditing fees and accounting department expenses attributable to Services (Indirect Corporate Costs).

     (e) Services will establish annual budgets for controlling the expenses of each service department and those expenses outlined above in Section 2(d) which are not department specific.

3.   (a) Employees in each department will be divided into two classes:

         A. Those employees rendered service to Client Companies
            (Class A), and

         B. Those office and general service employees, such as secretaries, stenographers, telephone operators and file clerks, who generally assist employees in Class A or render other house-keeping services and who are not engaged directly in rendering service to a Client Company or a group of Client Companies. In the event that any such office or general service employees are assigned to functions that are attributable to services being performed for Client Companies, such employees shall be reclassified as Class A employees.

     (b) Expenses set forth in Section 2 above will be separated to show:

        (i)  salaries and wages of Class A employees, and

        (ii) all other expenses of the department.

     (c) Class A employees in each department will maintain a record of the time they are employed in rendering service to each Client Company or group of Client Companies. The hourly rate for each Class A employee will be determined each month.

4. (a) The charge to Client Company or a group of Client Companies for a particular service will be the sum of the figures derived by multiplying the hours reported by each Class A employee in rendering such service by the hourly rate applicable to such employee and other direct allocated expenses.

     (b) Departmental Indirect Costs as defined in Section 2(c)(ii) will be allocated in proportion to the direct salaries and wages charged.

5. Those expenses of Services that are not included in the expense of a department under Section 2 above will be charged to Client Companies receiving service as follows:

     (a) Incremental out-of-pocket costs incurred for the direct benefit and convenience of a Client Company or a group of Client Companies will be charged directly to such company or group of companies.

     (b) The Indirect Corporate Costs of Services referred to above in Section 2(d)(ii) will be allocated among the Client
         Companies in the same proportion as the charges to the Client Companies, excluding Indirect Corporate Costs.

     (c) If the method of allocation of Departmental Indirect Costs (Section 4(b)), or Indirect Corporate Costs (Section 5(b)), would result in an inequity because of a change in operations or organization of the Client Companies, then Services may adjust the basis to effect an equitable distribution. Any such change in allocation shall be made only after first giving to the Commission written notice of such proposed change not less than 60 days prior to the proposed effectiveness of any such change.

6. On the basis of the foregoing, monthly bills will be rendered to Client Companies. Billing procedures and amounts will be open to audit by Client Company and by any regulatory authority having jurisdiction in respect of the Client Company.

7. When services are rendered to a group of Client Companies, costs of such service shall be allocated equitably among the Companies based on the nature and scope of the service rendered according to the formulas outlined in Exhibit II, Supplement.

                                                   Exhibit II, Supplement


                     ALLOCATION FORMULAS FOR
                   GROUPS OF CLIENT COMPANIES


Note: Each allocation formula is based on data relevant to the participating Client Companies.

Energy Sales

Based on total kilowatt-hours of energy sold to Residential, Commercial, Industrial, Government and Municipal consumers.

Customers

Based on a twelve month average of Residential, Commercial, Industrial, Government and Municipal general business customers.

Employees

Based on the number of full time employees at year-end.

Capability/Responsibility Ratio

The Capability/Responsibility Ratio of a company is the System capability multiplied by the ratio obtained by dividing a company's peak load by the System peak load. The company's peak load is the average of the twelve monthly highest clock hour demands in kilowatts of the Company's interconnected system, occurring each month coincident with the System peak load, during the twelve month period ending with the current month.

Composite - Energy Sales, Customers, Employees and
            Capability/Responsibility Ratio

Based on four components with equal weighting to each: kilowatt-hour energy sales, average customers, number of employees and capability responsibility ratio.

Composite - Energy Sales, Customers and DCS Employees

Based on three components of equal weighting: kilowatt-hour energy sales, average customers and number of Distribution and Customer
Service employees.

Transmission Line Miles

Based on the number of miles of transmission lines, weighted for design voltage.
(Voltage < 500kv = 1, Voltage > 500kv = 2)

Composite - Transmission Line Miles/Substations

Based on two components: transmission line miles with a 30% weighting and the number of high voltage substations with a 70% weighting.

Aircraft Ridership

Based on employee use of company aircraft.

Disaster Recovery Applications

Based on the number of software applications that require alternate mainframe processing support for business continuity during a computer center disaster.

Equity/Capitalization Ratio

This ratio is computed for Entergy Corporation and the Client
Companies as follows:

  - Entergy Corporation's allocation is the ratio of common shareholders equity to total capitalization;

  - the Client Companies allocation is the ratio of preferred stock plus long term debt to total capitalization.

Final Bill Processing

Based on the total number of final bills processed for collection.

Gas Consumption

Based on the volume of natural gas consumed annually by all gas fired generating units within the Entergy System.

Income and Deduction Ratio

Based on the previous years federal income tax return, total income plus total deductions.

Level of Service

Based on Entergy Services' total billings to each Client Company excluding corporate overhead.

Money Pool Transactions

Based on each company's use of the money pool, weighted 75% on frequency of transactions, and 25% on dollar amount of the transaction.

Nuclear and Casualty/Property Insurance Premiums

Based on total Client Company costs for the previous year's insurance premium.

Participants in Plans

Several formulas are based on the number of participants in various Client Company plans and programs, such as:

  - Savings Plan
  - Flexible Benefits Programs
  - Master Trust Plan
  - ESOP
  - Student/Parent Loan Program
  - Systemwide Welfare Plans
  - Benefits Plus Flexible Spending Account
  - Non-Qualified Defined Contribution Restoration Plan
  - Personal Effects Floater Plan
  - Personal Property and Casualty Benefits

Preferred Stockholders

Based on total number of preferred stockholders at year-end.

Revenues

Based on total general business revenues from energy sales to Residential, Commercial, Industrial, Government and Municipal consumers.

System Capacity

Based on the power level, rated in kilowatts, that could be achieved if all generating units were operating at maximum capability simultaneously.